Exhibit 99.1

Nightfood Announces Choice Hotels

Qualified Vendor Status

Tarrytown, NY, March 17, 2023 – Nightfood Holdings, Inc. (OTCQB: NGTF), the company pioneering the sleep-friendly nighttime snack category, is proud to announce its Qualified Vendor status with Choice Hotels International, Inc., one of the world’s largest lodging franchisors.

Under this agreement, Nightfood’s sleep-friendly ice cream and cookies will be promoted to Choice franchisees for inclusion in hotel lobby marketplaces, and, potentially, as guest amenities.

The Choice Hotels portfolio expanded in 2022 to 22 brands and nearly 7,500 hotels, representing nearly 630,000 rooms, in 46 countries and territories. Choice’s brands include Comfort Inn®, Comfort Suites®, Quality®, Clarion®, Clarion Pointe™, Ascend Hotel Collection®, Sleep Inn®, Econo Lodge®, Rodeway Inn®, MainStay Suites®, Suburban Extended Stay Hotel®, WoodSpring Suites®, Everhome Suites®, and Cambria® Hotels.

“There’s a wellness trend sweeping over the hotel industry,” commented Nightfood CEO Sean Folkson. “Having sleep-friendly snacks available for guests’ nighttime snacking is a simple yet meaningful way for hotels to support wellness at an important touchpoint. Nightfood is honored to be aligned with Choice, their brands, and their franchise partners.”

About Nightfood

Nightfood is pioneering the category of sleep-friendly nighttime snacking.

Over 80% of Americans snack regularly at night, resulting in an estimated 700 million nighttime snack occasions weekly, and an annual spend on night snacks of over $50 billion. The most popular choices are ice cream, cookies, chips, and candy. Recent research confirms such snacks, in addition to being generally unhealthy, can impair sleep, partly due to excess fat and sugar consumed before bed.

Nightfood’s sleep-friendly snacks are formulated by sleep and nutrition experts to contain less of those sleep-disruptive ingredients, along with a focus on ingredients and nutrients that research suggests can support nighttime relaxation and better sleep quality.

The brand is currently focused on establishing widespread national distribution of Nightfood ice cream, cookies, and other snack formats in the hotel vertical.

Hotels are increasingly focused on supporting guest wellness. The Company believes one important way for hotels to do that is by offering sleep-friendly snacks in their grab-and-go lobby shops.

With an estimated 56,000 hotels across the United States, expanding distribution into a significant number of those hotels is expected to lead to profitability, consumer adoption of the nighttime snack category, and a strategically defensible position from which category leadership can be maintained.

Questions can be directed to investors@Nightfood.com

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About Choice Hotels®

Choice Hotels International, Inc. is one of the largest lodging franchisors in the world. With nearly 7,500 hotels, representing almost 630,000 rooms, in 47 countries and territories as of December 31, 2022, the Choice® family of hotel brands provides business and leisure travelers with a range of high-quality lodging options from limited-service to full-service hotels in the upper upscale, upper midscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members a faster way to rewards, with personalized benefits starting on day one. For more information, visit www.choicehotels.com.

Forward Looking Statements:

This current press release contains “forward-looking statements.” Statements in this press release which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “intends,” “would,” “could” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, sales projections, potential customers, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, (a) the inherent uncertainties associated with distribution of our products, (b) the market acceptance of our products and products under development at all levels of distribution and sale, including retail purchasers, wholesalers and distribution partners, hotel chains and possibly airlines, (c) the success and commitment of our distribution partners to access distribution channels and successfully engage with sellers of our products, including, supermarkets, hotel chains and possibly airlines, and our success in obtaining purchase orders from hotel chains, supermarkets and others, (d) competition from existing and new companies and products and (e) difficulties associated with obtaining financing on acceptable terms . These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:
Marlene Oliver
media@nightfood.com
888-888-6444, x8

Investor Contact:

Simon Dang
simon@nightfood.com

888-888-6444, x3